UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2022

HEARTBEAM, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-41060	47-4881450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Walsh Avenue, Suite 210
Santa Clara, CA 95050
(Address of principal executive offices, including zip code)

(408) 899-4443
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEAT	NASDAQ
Warrant	BEATW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2022 HeartBeam, Inc. (the “Company) entered into a professional services agreement (the “Partnership Agreement”) with Triple Ring Technologies, Inc. (“Triple Ring”), a co-development company, to assist in the design and development of the Company’s Telehealth complete solution 3D vector Electrocardiogram (ECG) collection device for remote heart attack or myocardial infarction (MI) monitoring. The Partnership Agreement is a five-phase expedited device development project scheduled to be completed in the fourth quarter of 2022 for a 510k submission to the FDA.

Under the terms of the Partnership Agreement, the joint project will include HeartBeam Telehealth 3D vector ECG collection device builds for design verification and validation, device packaging, and a manufacturing technology transfer to a contract manufacturer to be named later.

The foregoing contains only a brief description of the material terms of the Partnership Agreement and does not purport to be a complete description of the rights and obligations of the parties to the Partnership Agreement, and such descriptions are qualified in their entirety by reference to the text of the Partnership Agreement, which is filed hereto as Exhibits 10.1 and incorporated herein by reference.

Item 8.01. Other Events.

On March 10, 2022 the Company issued a press release announcing the Agreement. A copy of the press release is filed hereto as Exhibits 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Professional Services Agreement between Triple Ring and HeartBeam, Inc. dated March 7, 2022
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HeartBeam, Inc.

Date: March 10, 2022	By:	/s/ Richard Brounstein
	Name:	Richard Brounstein
	Title:	Chief Financial Officer